Exhibit 10.1

AGREEMENT OF SUBLEASE

(Office Space)

AGREEMENT OF SUBLEASE (this "Sublease"), made as of the 24th day of February, 2020 (“Effective Date”), between HUAWEI TECHNOLOGIES USA INC., a Texas corporation ("Sublandlord/Sublessor"), and DASAN ZHONE SOLUTIONS, INC., a Delaware corporation ("Subtenant/Sublessee").

R E C I T A L S:

A.WHEREAS, Sublessor is the tenant pursuant to that certain Office Lease, dated October 7, 2009 by and between Equus Investment Partnership XI, L.P. (“Landlord”), as successor-in-interest to L&B CIP Legacy Place I & II, LLC., as successor-in-interest to Legacy Acquisition, L.P., and Sublessor, as amended by that certain First Amendment to Office Lease, dated June 25, 2010, Second Amendment to Office Lease, dated November 16, 2010, Third Amendment to Office Lease, dated January 28, 2011, Fourth Amendment to Office Lease, dated July 12, 2011, Fifth Amendment to Office Lease, dated November 12, 2014, and Sixth Amendment to Office Lease, dated September 9, 2017 (collectively the “Lease”), pursuant to which Sublessor is leasing from Landlord certain office space premises consisting of approximately 34,200 rentable square feet (“Demised Premises”) located in the building commonly known as Legacy Place (the “Building”) located at Legacy Place, 5700 Tennyson Parkway, Plano, Texas; and

B.WHEREAS, Sublandlord desires to sublease to Subtenant a portion of the Demised Premises located on the 4th floor of the Building and consisting of approximately 7,515 rentable square feet, Suite 400 (the "Premises") as depicted on Exhibit A attached hereto, and Subtenant desires to sublease the Premises from Sublandlord, on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is mutually agreed as follows:

1.Subleasing of Premises.Sublandlord hereby subleases to Subtenant, and Subtenant hereby hires from Sublandlord, the Premises, upon and subject to the terms and conditions hereinafter set forth.

2.Term.

2.1The term (the "Term") of this Sublease shall commence on the date that is thirty (30) days following the later of Subtenant’s confirmation of the FF&E, pursuant to Section 22.14.a and Landlord’s written consent to this Sublease, pursuant to Section 17 (the "Commencement Date") and shall terminate on November 30, 2025 (the "Expiration

Date"), or on such earlier date upon which the Term shall expire or be canceled or terminated pursuant to any of the terms or conditions of this Sublease or the Lease, or pursuant to law.  Subtenant shall not have any option to extend the term of this Sublease. This Section 2.1 shall not be deemed to modify the provisions of Section 17 hereof.  Sublandlord shall provide Subtenant access to the Premises on the Effective Date for the purpose of inspecting the FF&E (as defined herein) and other space planning and design purposes.

2.2If Sublandlord is unable or fails to deliver possession of the Premises on the Commencement Date (i) Sublandlord shall not be subject to any liability for failure to give possession and the validity of this Sublease shall not be impaired under the circumstances, nor shall the same be construed to extend the length of the Term, (ii) Subtenant waives the right to recover any damages which may result from such failure to give possession,  and (iii) the Commencement Date shall be postponed until the date that the Premises are ready for delivery to Subtenant.  If the Commencement Date shall be postponed as provided in this Section 2.2, then promptly following the Commencement Date, Sublandlord and Subtenant shall execute an agreement confirming the Commencement Date; provided, however, the failure to so confirm the Commencement Date shall have no effect on the Commencement Date.

3.Base Rent and Additional Rent.

3.1Subtenant shall pay to Sublandlord, as base rent ("Base Rent") during the Term, prior to the first day of each month during the Term, the following Base Rent:

Term		Base Rental Rate	Monthly Lease Rate
Lease Commence	6/30/2020	$00.00	$00.00
7/1/2020	6/30/2021	$16.00	$10,020.00
7/1/2021	6/30/2022	$16.50	$10,333.13
7/1/2022	6/30/2023	$17.00	$10,646.25
7/1/2023	6/30/2024	$17.50	$10,959.37
7/1/2024	6/30/2025	$18.00	$11,272.50
7/1/2025	11/30/2025	$18.50	$11,585.62

Subtenant shall pay Additional Rent to Sublandlord in accordance with this Sublease, including without limitation Sections 18 and 19 hereof, provided no Additional Rent shall accrue or be paid by Subtenant from Lease Commencement through June 30, 2020. Subtenant shall be responsible for 100% of expenses for Subtenant’s direct consumption of non-standard items, any additional costs or services above and beyond those standard building services provided by the Landlord, such as after-hours HVAC, Metered Electrical Charges for Subtenant’s Premises, access cards, signage, etc., which are not Excess Property Expenses (so long as Subtenant is directly responsible for such Excess Property

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Expense) beginning on the date of Commencement through the end the Lease term. Such non-standard Items will not be considered as part of the Rental Abatement.

3.2If Subtenant shall fail to pay, within five (5) days of becoming due,  any installment of Base Rent, Additional Rent or other costs, charges and sums payable by Subtenant hereunder (such Additional Rent or other costs, charges and sums, together with Base Rent, hereinafter collectively referred to as the "Rental"), Subtenant shall pay to Sublandlord, in addition to such installment of Base Rent or Rental, as the case may be, as a late charge and as Additional Rent, a sum equal to interest at the Applicable Rate (hereinafter defined) per annum on the amount unpaid, commencing from the date such payment was due to and including the date of payment.  The "Applicable Rate" shall be the rate equal to the lesser of (i) two (2) percentage points above the rate of interest announced from time to time by Citibank, N.A. as its prime, reference or corporate based rate, changing as and when said prime, reference or corporate base rate changes or (ii) the maximum rate permitted by applicable law.

3.3All Base Rent and other Rental shall be paid to Sublandlord at an address designated by Sublandlord in available funds shall be paid immediately to Sublandlord or by wire transfer of immediately available funds to Sublandlord or its designee pursuant to instructions delivered by Sublandlord. Subtenant’s obligation to make all payments due pursuant to this Sublease shall survive the expiration or earlier termination of the Lease and/or this Sublease.

3.4Subtenant shall promptly pay the Rental as and when the same shall become due and payable without notice or demand therefor, except as such notice or demand as may be expressly provided for in this Sublease, and without any abatement, set‑off, offset or deduction of any kind whatsoever, except as expressly set forth herein, and, in the event of Subtenant's failure to pay the same when due, Sublandlord shall have all of the rights and remedies provided for herein or at law or in equity, in the case of non‑payment of rent.

3.5Sublandlord's failure during the Term to prepare and deliver any statements or bills required to be delivered to Subtenant hereunder, or Sublandlord's failure to make a demand under this Sublease shall not in any way be deemed to be a waiver of, or cause Sublandlord to forfeit or surrender, its rights to collect any Rental which may have become due pursuant to this Sublease during the Term.  Subtenant's liability for Rental due under this Sublease accruing during the Term, and Sublandlord's obligation to refund overpayments of or adjustments to Rental paid to it by Subtenant, shall survive the expiration or earlier termination of this Sublease.

3.6Sublandlord shall promptly furnish to Subtenant a copy of each notice or statement from Landlord affecting the Premises and the obligations of Subtenant under this Sublease.  If Sublandlord disputes the correctness of any such notice or statement and if such dispute is resolved in Sublandlord's favor, or if Sublandlord shall receive any refund of Additional Rent without a dispute, Sublandlord shall promptly pay to Subtenant any refund

(after deducting from the amount of any such refund all expenses, including court costs and reasonable attorneys' fees, incurred by Sublandlord in resolving such dispute) received by Sublandlord in respect (but only to the extent) of any related payments of Additional Rent made by Subtenant less any amounts theretofore received by Subtenant directly from Landlord and relating to such refund, provided that, pending the determination of any such dispute (by agreement or otherwise), Subtenant shall pay the full amount of Base Rent and Additional Rent in accordance with this Sublease and the applicable statement or notice of Landlord.

4.Use.  Subtenant shall use and occupy the Premises for general office use in accordance with the terms and conditions of the Lease.  Subtenant may use its pro-rata share of undesignated, unreserved parking spaces in the common parking lot serving the Building, subject to the terms and conditions of the Lease.

5. Parking.Subtenant may use 4.22 per 1,000 RSF unreserved parking spaces in the common parking lot serving the Building, subject to the terms and conditions of the Lease.  Subtenant may (i) convert up to Five (5) unreserved parking spaces into garage parking spaces, and (ii) further convert One (1) of the garage parking spaces into reserved garage parking spaces at Landlord’s then actual cost, estimated to be $65.00 per month plus tax.

6. Covenants with Respect to the Lease

6.1Subtenant shall not do anything that would constitute a default under the Lease or omit to do anything that Subtenant is obligated to do under the terms of this Sublease so as to cause there to be a default under the Lease.

6.2The time limits set forth in the Lease for the giving of notices, making demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are changed for the purpose of this Sublease, by lengthening or shortening the same in each instance, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublandlord or Subtenant, as the case may be (and each party covenants that it will do so) within three (3) days prior to the expiration of the time limit, taking into account the maximum grace period, if any, relating thereto contained in the Lease.  Each party shall promptly deliver to the other party copies of all notices, requests or demands which relate to the Premises or the use or occupancy thereof after receipt of same from Landlord.

7.Subordination to and Incorporation of the Lease.

7.1Subtenant hereby acknowledges that it has read and is familiar with the provisions of the Lease and agrees that this Sublease is in all respects subject and subordinate to the terms and conditions of the Lease and to all matters to which the Lease is subject and subordinate.  In addition, this Sublease shall also be subject to and Subtenant accepts this Sublease also subject to any amendments, modifications or supplements to the Lease hereafter made, provided that Sublandlord shall not enter into any amendment, modification or supplement that would prevent or materially adversely affect the use by Subtenant of the Premises in accordance with the terms hereof, increase the obligations of Subtenant or decrease its rights hereunder, shorten the Term or increase the Rental required to be paid by Subtenant hereunder.  Except to the extent caused by the negligence of Sublandlord, Subtenant shall protect, defend, indemnify and hold harmless Sublandlord from and against, any and all losses, damages, penalties, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be sustained or incurred by Sublandlord by reason of Subtenant's failure to keep, observe or perform any of the terms, provisions, covenants, conditions and obligations on Sublandlord's part to be kept, observed or performed under the Lease to the extent same shall have been incorporated herein or otherwise arising out of or with respect to Subtenant's use and occupancy of the Premises from and after the Commencement Date.  The provisions of this Section 7.1 shall survive the expiration or earlier termination of the Lease and/or this Sublease. This Section 7.1 shall be self-operative and no further instrument of subordination shall be required. To confirm such subordination, Subtenant shall execute promptly any certificate reasonably acceptable to Subtenant that Sublandlord may reasonably request.

8.Landlord's Performance Under Lease; Services, Repairs and Alterations.

8.1In addition to the obligations of Sublandlord contained in this Sublease or in the Lease, Sublandlord shall use commercially reasonable efforts to cause Landlord to provide any of the services that Landlord has agreed to provide pursuant to the Lease (or required by law), including, without limitation, the furnishing of any utilities to the Premises that Landlord has agreed to furnish pursuant to the Lease (or required by law), the making of any of the repairs or restorations that Landlord has agreed to make pursuant to the Lease (or required by law), or complying with any laws or requirements of any governmental authorities, or take any other action that Landlord has agreed to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made, complied with or taken under the Lease, and Subtenant shall rely upon.

If Landlord shall default in any of its obligations to Sublandlord with respect to the Premises, Sublandlord shall use commercially reasonable efforts to enforce Sublandlord’s rights against Landlord, and Subtenant may participate in such enforcement.  In such respect, Sublandlord shall have the obligation to bring appropriate action or proceeding or to take appropriate steps to enforce Sublandlord’s rights against Landlord to the extent Landlord’s default affects Subtenant’s rights herein.  If, after written request from Subtenant, Sublandlord shall fail or refuse to take appropriate action for the enforcement of Sublandlord’s rights against Landlord with respect to the Premises within a reasonable period of time considering the nature of Landlord’s default, Subtenant shall have the right to take such action in its own name, and for that purpose and only to such extent, all of the rights of Sublandlord under the Lease hereby are conferred upon and assigned to Subtenant and Subtenant hereby is subrogated to such rights to the extent that the same shall apply to the Premises.  If any such action against Landlord in Subtenant’s name shall be barred by reason of lack of privity, nonassignability or otherwise, Subtenant may take such action in Sublandlord’s name, and Sublandlord hereby agrees, that Sublandlord shall indemnify and hold Subtenant harmless from and against all liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees, which Subtenant shall suffer or incur by reason of such action.  The provisions of this Section 8.1 shall survive the expiration or earlier termination of the Lease and/or this Sublease.

  Maintenance of all FF&E within the Premises, fire suppression systems and backflow assembly’s and the nonstandard Premise IT Room specific HVAC unit (condenser and compressor, air handling ceiling unit and all associated components, totaling One (1) complete HVAC unit) located specifically within and directly supporting Suite No. 400 IT Room, will be at the sole cost of Subtenant for the term of the Sublease.  Additionally, Subtenant shall be solely responsible for all City and State required certification and inspections throughout the term of the Sublease. Maintenance of all FF&E within the Premise will be at the sole cost of Subtenant for the term of the Sublease.  Additionally, Subtenant shall be solely responsible for repair or replacement of the FF&E throughout the term of the Sublease. Sublandlord, represents and warrants to Subtenant that the equipment, systems, units and components identified above are in good working order as of the Effective Date.

8.2Subtenant shall not make or allow to be made any alterations, changes, additions, improvements or decorations (collectively, "Alterations") in, to or about the Premises or any part thereof without the prior written consent of Landlord, if required under the Lease, and Sublandlord.  In the event any Alteration does not require the consent of Landlord under the Lease, Sublandlord’s consent shall not be required hereunder.  If Landlord and Sublandlord shall consent to any Alterations to the Premises, such Alterations shall be subject to any terms, covenants, conditions and agreements which Landlord or Sublandlord may prescribe from time to time, which shall include a requirement that, prior to the commencement of any Alterations to the Premises, Subtenant deliver to Landlord and Sublandlord written acknowledgments from all materialmen, contractors, artisans, mechanics, laborers and any other persons furnishing any labor, services, materials, supplies or equipment to Subtenant with respect to the Premises that they will look exclusively to Subtenant for payment of any sums due in connection therewith and that Landlord and Sublandlord shall have no liability for such costs.  All Alterations to the Premises made or requested by Subtenant shall be at Subtenant's sole cost and expense.  Upon the expiration or earlier termination of the Lease and/or this Sublease, Subtenant shall deliver the Premises to Sublandlord in the same condition it was in on the Commencement Date, reasonable wear and tear excepted.   Any Alterations to the Premises, excepting movable furniture and trade fixtures, shall become the property of Landlord and shall be surrendered with the Premises.  In no event shall Subtenant have any obligation to remove or remediate any environmental contamination on the Premises which is not caused or exacerbated by Subtenant or any party acting through Subtenant.

9.Consents.

9.1Except as otherwise specifically provided herein, wherever in this Sublease Subtenant is required to obtain Sublandlord’s consent or approval, Subtenant understands that Sublandlord may be required to first obtain the consent or approval of Landlord if required under the Lease.  Sublandlord shall use commercially reasonable efforts to obtain any Subtenant-requested consent of Landlord.

9.2If Subtenant shall request Sublandlord's consent and Sublandlord has agreed, under the terms of this Sublease, that neither its consent nor its approval shall be unreasonably withheld, and Sublandlord shall fail or refuse to give such consent or approval, and Subtenant shall dispute the reasonableness of Sublandlord's refusal to give its consent or approval, such dispute shall be finally determined by a court of competent jurisdiction.  If the determination shall be adverse to Sublandlord, Sublandlord, nevertheless, shall not be liable to Subtenant for a breach of Sublandlord's covenant not to unreasonably withhold such consent or approval, and Subtenant's sole remedy in such event shall be the granting of consent or approval by Sublandlord with respect to such request under this Sublease.

10.Termination of Lease.If the Lease shall be terminated for any reason during the Term, then and in that event this Sublease shall thereupon automatically terminate and Sublandlord shall have no liability to Subtenant by reason thereof. If the Lease shall be terminated, Subtenant shall, at the option of Landlord, attorn to and recognize Landlord as landlord hereunder and shall, promptly upon Landlord's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition.

11Assignment, Subletting and Mortgaging.

11.1Subtenant shall not assign, sell, transfer (whether by operation or law or otherwise), pledge, mortgage or otherwise encumber this Sublease or any portion of its interest in the Premises, nor sublet all or any portion of the Premises or permit any other person or entity to use or occupy all or any portion of the Premises, without the prior written consent of Sublandlord and Landlord.  The granting or withholding of such consent may be exercised by Sublandlord in its sole discretion.  Notwithstanding the foregoing but subject to the terms of the Lease, upon at least 30 days’ prior written notice to Sublandlord, Subtenant shall have the right to assign this Sublease to an entity that wholly owns or wholly controls, or is wholly-owned or -controlled by, Subtenant without Sublandlord’s consent.

Subtenant shall pay to Sublandlord all rent, Additional Rent or other payments and consideration received by Subtenant in connection with any subletting in excess of the Rental payable by Subtenant to Sublandlord.

12.Damage, Destruction, Fire and Other Casualty; Condemnation.

Notwithstanding any contrary provision of this Sublease or the provisions of the Lease herein incorporated by reference, Subtenant shall not have the right to terminate this Sublease as to all or any part of the Premises, or be entitled to an abatement of Base Rent or any other item of Rental, by reason of a casualty or condemnation affecting the Premises unless Sublandlord is entitled to terminate the Lease or is entitled to a corresponding abatement with respect to its corresponding obligation under the Lease.  If Sublandlord is entitled to terminate the Lease for all or any portion of the Premises by reason of casualty or condemnation, Subtenant may terminate this Sublease as to any corresponding part of the Premises by written notice to Sublandlord given at least five (5) business days prior to the date(s) Sublandlord is required to give notice to Landlord of such termination under the provisions of the Lease.  Notwithstanding anything contained in the Lease to the contrary, as between Sublandlord and Subtenant only, all insurance proceeds or condemnation awards received by Sublandlord under the Lease shall be deemed the property of Sublandlord.

13.No Waivers.Failure by either party in any instance to insist upon the strict performance of any one or more of the obligations of the other party under this Sublease, or to exercise any election herein contained, shall in no manner be or be deemed to be a waiver by such party of any of the other party's defaults or breaches hereunder or of any of such party's rights and remedies by reason of such defaults or breaches, or a waiver or relinquishment for the future of the requirement of strict performance of any and all of the other party’s obligations hereunder.  Further, no payment by Subtenant or receipt by Sublandlord of a lesser amount than the correct amount or manner of payment of Rental due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Sublandlord may accept any checks or payments as made without prejudice to Sublandlord's right to recover the balance or pursue any other remedy in this Sublease or otherwise provided at law or in equity.

14.Notices.Any notice, statement, demand, consent, approval, advice or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Sublease or pursuant to any applicable law or requirement of public authority (collectively, "Notices") shall be in writing and shall be deemed to have been properly given, rendered or made only if sent by personal delivery, receipted by the party to whom addressed, or registered or certified mail, return receipt requested, posted in a United States post office station in the continental United States, addressed (i) to Subtenant at its address set forth below or at the Premises, and (ii) to Sublandlord, at its addresses set forth below.    All such Notices shall be deemed to have been given, rendered or made when delivered and receipted by the party to whom addressed, in the case of personal delivery, or three (3) days after the day so mailed.  Either party may, by notice as aforesaid actually received, designate a different address or addresses for communications intended for it.

Sublandlord’s address for Rental payments and other receivables (in order of preference):

a.	Wire Transfer:

Account Name: Huawei Technologies USA Inc.
A/C No: 30848379
Bank Name: CitiBank, N.A.
Bank Address: 111 Wall Street, New York, New York 10043 USA
Bank Routing ABA: 021000089
Bank Swift Code: CITIUS33

b.	Mail:

Sublandlord's notice addresses:

Huawei Technologies USA, Inc

Attn: Accounts Payable Department

5700 Tennyson Pkwy

Suite 600

Plano, TX 75024 USA

Subtenant’s address:

DASAN ZHONE SOLUTIONS, INC.

7195 Oakport Street

Oakland, CA  94621

15.Broker.Each party hereto covenants, warrants and represents to the other party that it has had no dealings, conversations or negotiations with any broker other than Cushman & Wakefield U.S., Inc. (as Sublandlord’s broker) and TCS Central Region, GP, LLC dba Transwestern (as Subtenant’s broker) (together, "Broker") concerning the execution and delivery of this Sublease.  Each party hereto agrees to defend, indemnify and hold harmless the other party against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements, arising out of its respective representations and warranties contained in this Section 15 being untrue.  Any compensation to Broker shall be payable by Sublandlord pursuant to a separate written agreement between the applicable parties. The provisions of this Section 15 shall survive the expiration or earlier termination of the Lease and/or this Sublease.

16.Condition of the Premises.Subtenant represents that it has made or caused to be made a thorough examination of the Premises and is familiar with the condition of every part thereof.  Sublandlord shall deliver the Premises to Subtenant: (a) in good structural condition, watertight, (b) in compliance with all laws, rules, regulations, codes and ordinances, (c) with all building utility, mechanical, plumbing and electrical systems in good operating condition, (d) free of all other tenancies or occupants, (e) free of hazardous wastes or toxic substances, and (f) in broom-swept, clean condition.  Except as expressly provided in this Section 16, Subtenant agrees to accept the Premises in its "as is" condition on the date hereof.  In no event shall Subtenant have any obligation to remove any environmentally hazardous materials or remediate any environmentally hazardous condition in, under or about the Premises or any other part(s) of the Building unless introduced or caused by Subtenant or Subtenant’s agents, contractors, licensees, invitees, employees or any other party acting for or through Subtenant

To Sublandlord’s actual knowledge, as of the date hereof: (a) no other interest or claim against Sublandlord’s interest in the Premises exists (other than as may be reflected in a current title report for the Building), (b) except as disclosed to Subtenant, Sublandlord has no knowledge of any violation of any law, ordinance, or other covenant or regulation affecting the Premises, (c) no litigation exists or is threatened with respect to the Premises, (d) no environmental contamination, or other conditions exist that would adversely affect Subtenant’s intended use of the Premises, (e) utilities are available to the Premises, (f) except as set forth in the Lease, there are no restrictions on the Premises regarding the use of the Building, hours of operation or other similar restriction, (g) no default has occurred, or with the passage of time will occur, under the Lease.  Sublandlord has not made and does not make any representations or warranties as to the physical condition of the Premises, the use to which the Premises may be put, or any other matter or thing affecting or relating to the Premises, except as specifically set forth in this Section 16.  Sublandlord shall have no obligation whatsoever to perform any work, supply any materials or incur any expense in connection with the preparation of the Premises for Subtenant's occupancy, except as expressly set forth in this Sublease.

17.Contingencies.  This Sublease shall be expressly contingent upon (a) written consent of the Landlord, to the extent and in the form required by the Lease, and (b) Subtenant’s confirmation and approval of the FF&E, pursuant to Section 22.14.a.  In the event that either of the above contingencies has not been satisfied within thirty (30) days after the Commencement Date (the “Outside Date”), this Sublease shall terminate and be of no further force and effect, and neither party hereto shall have any further rights, duties or obligations under this Sublease, except with respect to provisions which expressly survive the expiration or sooner termination of this Sublease.  Notwithstanding the foregoing, the Outside Date may be extended upon written mutual consent of the parties hereto. Upon request by either party, the parties will enter into an agreement acknowledging that the above contingencies have been satisfied.

18.Additional Rent.    In addition to Base Rent, Subtenant shall pay to Sublandlord Subtenant’s Proportionate Share (as defined herein) of the Property Expenses, as defined in the Lease and subject to such qualifications and limitations therein (“Additional Rent”).  Sublandlord shall provide Subtenant notice of Additional Rent promptly upon receipt of such notice of Property Expenses from Landlord to Sublandlord.  For purposes hereof, “Subtenant’s Proportionate Share” shall mean 21.97%.

19.Electricity.

19.1.In addition to Base Rent, Subtenant shall pay to Sublandlord Subtenant’s Proportionate Share (as defined herein) of the Building Electricity, as defined in the Lease and subject to such qualifications and limitations therein (“Electric”).  Sublandlord shall provide Subtenant notice of Electric promptly upon receipt of such notice from Landlord to Sublandlord.  For purposes hereof, “Subtenant’s Proportionate Share” shall mean 21.97%. In addition to Subtenant’s Proportionate Share of the Building Electricity as defined in the Lease, Subtenant shall be responsible for 100% of expenses for Sublessee’s direct consumption of non-standard Electricity and any additional costs or services above and beyond those standard building services provided by the Landlord, such as after-hours HVAC and Metered Electrical Charges for Subtenant’s Premises (so long as Subtenant is directly responsible for such Expense). Subtenant shall be responsible for such non-standard charges beginning on the date of Commencement through the end the Lease term. Such non-standard Items will not be considered as part of the Rental Abatement.

19.2.At Subtenant’s sole cost and expense, Sublandlord shall cause electric current to be supplied to the Premises and shall furnish and install all risers, conductors, meters and other equipment necessary to carry such electric current as is normally used in connection with the operation of a usual business office to the Premises and to measure Subtenant’s consumption thereof.

19.3.Subtenant’s use of electric current in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises.  Subtenant shall not make, or perform or permit the making or performing of, any alterations to wiring installations or other electrical facilities in or serving the Premises without the prior consent of Landlord and Sublandlord in each instance.  Subtenant hereby agrees to pay all costs of operating such additional lighting, appliances and equipment, and agrees to indemnify Sublandlord for any and all costs which may be charged to Sublandlord by reason of Subtenant’s installation or use of such additional lighting, appliances and equipment.  If, as a condition to giving its consent to such installation, Landlord requires Sublandlord to pay for the additional facilities needed to provide the additional capacity, Subtenant will, as and when such payment or payments are required to be made, pay Sublandlord the amount of such payment or payments.

19.4.Sublandlord shall not be liable in any way to Subtenant for any failure or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason not attributable to Sublandlord.

20.No Covenant of Continuous Operation.  Subtenant may discontinue operation of Subtenant’s business at the Premises at any time and from time to time.  Nothing contained herein or in the proposed Sublease shall be construed to obligate Subtenant to open for business, to continue to operate Subtenant’s business in the Premises, or to continue to occupy all or any portion of the Premises.  However, nothing in this Section 20 shall affect Subtenant’s obligation to pay Rental and otherwise comply with the terms of the Sublease throughout the Term thereof, unless expressly provided otherwise in this Sublease.

21.Holding Over. If Subtenant retains possession of the Premises or any part thereof after the expiration or earlier termination of the Lease and/or this Sublease, without the express consent of Sublandlord, such holding over shall be deemed to be month to month only and shall be subject to all of the terms and conditions contained herein.  In such event Subtenant shall pay Sublandlord a monthly rental equal to one and a half times(150%) the Base Rent and Additional Rent payable hereunder during the last month of the Term.  The provisions of this Section 21 shall not be deemed to limit or constitute a waiver of any other rights of Sublandlord provided herein or at law. Subtenant shall also be liable to Sublandlord for any consequential damages caused to Sublandlord by Landlord with respect to any holdover.

22.Miscellaneous.

22.1 Entire Agreement; Successors.  This Sublease contains the entire agreement between the parties concerning the sublet of the Premises and sets forth all of the covenants, promises, conditions, and understandings between Sublandlord and Subtenant concerning the Premises.   There are no oral agreements or understandings between parties hereto affecting this Sublease and this Sublease supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings, if any, between the parties hereto with respect to the subject matter hereof, and none shall be used to interpret or construe this Sublease.   Any agreement hereafter made shall be ineffective to change, modify or discharge this Sublease in whole or in part unless such agreement is in writing and signed by the parties hereto.  No provision of this Sublease shall be deemed to have been waived by Sublandlord or Subtenant unless such waiver be in writing and signed by Sublandlord or Subtenant, as the case may be.  The covenants, agreements and rights contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective permitted successors and assigns.

22.2 Severability.  In the event that any provision of this Sublease shall be held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Sublease shall be unaffected thereby.

22.3 Headings; Capitalized Terms.  The Article and paragraph headings appearing herein are for purpose of convenience only and are not deemed to be a part of this Sublease.  Capitalized terms used herein shall have the same meanings as are ascribed to them in the Lease, unless otherwise expressly defined herein.

22.4 Binding Effect.  This Sublease is offered to Subtenant for signature with the express understanding and agreement that this Sublease shall not be binding upon Sublandlord unless and until Sublandlord shall have executed and delivered a fully executed copy of this Sublease to Subtenant. This Section 22.4 shall not be deemed to modify the provisions of Section 17 hereof.

22.5 Insurance.  Subtenant shall obtain all insurance required to be obtained by Sublandlord under the Lease (and such additional insurance and in such amounts are may be required by Landlord pursuant to the Lease).  All insurance policies required to be obtained by Subtenant under this Sublease or the Lease shall name Landlord and Sublandlord as additional insureds as their interests may appear.

22.6 Governing Law.  This Sublease shall be governed by, and construed in accordance with, the laws of the state in which the Premises are located, without regard to the law of that State concerning choice of law.

22.7  Sublease Supersedes.  In the event of a conflict or inconsistency between the provisions of this Sublease and the Lease, the provisions of this Sublease shall supersede and control unless use of the Premises or any action or inaction taken in accordance with said provisions may be the basis of a default under the Lease, in which case the conflict or inconsistency shall be resolved in favor of the Lease.  However, nothing contained herein shall affect the Landlord's rights under the Lease.

22.8  Counterparts.  This Sublease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

22.9  Jury Trial Waiver.  THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY RIGHT EACH MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE OR ANY OTHER DOCUMENT EXECUTED AND DELIVERED BY EITHER PARTY IN CONNECTION HEREWITH OR ANY COURSE OF DEALING OR CONDUCT OF THE PARTIES, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PERSON.  THIS WAIVER IS A MATERIAL INDUCEMENT TO SUBLANDLORD TO ENTER INTO THIS SUBLEASE.

22.10Patriot Act.  Each party represents and warrants that:  (i) the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) has not listed such party or any of such party’s affiliates, or any person that controls, is controlled by, or is under common control with such party, on its list of Specially Designated Nationals and Blocked Persons; and (ii) it is not acting in this transaction, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order, the United

States Treasury Department, or United States Office of Homeland Security as a terrorist, Specially Designated National and Blocked Person, or other banned or blocked person, entity, nation or pursuant to any law, order, rule or regulation that is enforced or administered by OFAC.

22.11Signs.  Subtenant shall have the right to appear on the Building’s tenant directory, to the extent applicable and approved by Landlord.

22.12No Acceleration of Rent or Consequential Damages.  In the event of Subtenant’s default under this Sublease, Sublandlord may exercise any and all rights remedies available under this Sublease, at law or in equity, provided that Sublandlord shall not accelerate Subtenant’s Base Rent, and consequential damages shall not be recoverable by Sublandlord except to the extent (a) due and payable by Sublandlord pursuant to the Lease and (b) caused by Subtenant's failure to comply with the provisions of this Sublease. In no event shall Sublandlord be liable to Subtenant for special, indirect, incidental or consequential damages in connection with this Sublease.

22.13 Limitation on Sublandlord’s Liability.  Notwithstanding anything contained in this Sublease to the contrary, the obligations of Sublandlord under this Sublease (including any actual or alleged breach or default by Sublandlord) do not constitute personal obligations of the individual partners, directors, officers or shareholders of Sublandlord or Sublandlord’s partners, and Subtenant shall not seek recourse against the individual partners, directors, officers or shareholders of Sublandlord or Sublandlord’s partners, or any of their personal assets for satisfaction of any liability with respect to this Sublease.  In addition, in consideration of the benefits accruing hereunder to Subtenant and notwithstanding anything contained in this Sublease to the contrary, Subtenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Sublandlord for its obligations under this Sublease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Sublandlord), shall be limited solely to, and Subtenant’s and its successors’ and assigns’ sole and exclusive remedy shall be against, Sublandlord’s interest in the Sublet Premises, and no other assets of Sublandlord.

22.14Furniture.

a.Subtenant shall have the right to use the fixtures, furniture and equipment listed on Exhibit B attached hereto and made a part hereof (the “FF&E) during the Term.  Within thirty (30) days following the Effective Date, Subtenant shall have the right to inspect the FF&E to determine the FF&E is satisfactory for Subtenant’s use, in Subtenant’s sole discretion.  THE FF&E IS BEING DELIVERED "AS IS", "WHERE IS", AND "WITH ALL FAULTS" AND WITHOUT RECOURSE, WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER AS TO ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED.  SUBLANDLORD HAS MADE NO AGREEMENT TO ALTER, REPAIR OR IMPROVE ANY OF THE FF&E.

b.Subtenant shall be solely responsible for all costs, expenses and obligations of every kind and nature incurred, directly or indirectly, in connection with the use of the FF&E, and Subtenant shall indemnify, defend and hold harmless Sublandlord from and against any losses, damages, claims or expenses to the extent arising out of or related to Subtenant’s use or misuse of the FF&E.

c. During the Term, Subtenant shall maintain the FF&E in its “as-is” condition on the Premises, reasonable wear and tear excluded.  Subtenant shall be solely responsible for any damage to or loss of any FF&E.  Upon the Expiration Date or earlier termination of this Sublease, Subtenant shall surrender the FF&E to Sublandlord together with the Premises, normal wear and tear excepted. During the Sublease Term, Subtenant may use the existing furniture, fixtures and equipment located in the Premises (the “FF&E” Exhibit C) at no additional cost. The FF&E includes the current access control system (readers and panel) as well as the current data/cable to the Premises; provided, however, that Subtenant shall be responsible for the cost of cutting and pulling the cable dedicated to the Premises and routing it to Subtenant’s own internal server or systems. Sublandlord has provided Subtenant a copy of the power flow maps relating to the Premises and the current IDF room located within Suite No. 400. Subtenant understands the current IDF room and relating server racks are tied to the UPS and Generator through Sublandlord’s 3rd floor IDF space. Sublandlord agrees to allow that connection to remain as-is and to allow this connection to remain in place for the duration of this Lease. In addition, Subtenant understands that Sublandlord has pass through cabling and electrical running between the 3rd floor IDF and its subsequent premises located on the 5th and 6th floors of the Master Premises and that these pass throughs may in the event of an emergency, draw a small amount of power from the UPS maintained by and located within the Subtenant’s space. Subtenant agrees to allow access to authorized Huawei Technologies USA Inc.  Employees or vendors with 24 hours’ notice by Sublandlord to Subtenant for purposes of maintenance or repair to the existing cabling and electrical passing through Suite No. 400. Subtenant further agrees that any identified pass through cabling, electrical or connections will not be removed interfered with, tampered with or otherwise impaired or interrupted during the term of this lease.

d.       Upon the expiration or earlier termination of this Sublease, ownership of the FF&E shall transfer to Subtenant; provided, however, that if Tenant exercises its option to terminate the Sublease pursuant to Section 10, then the FF&E shall remain the property of Sublandlord and shall be surrendered in the same condition received, ordinary wear and tear excepted.

23.Restoration. Subtenant will not be responsible for restoration of the Premises at the end of the term, other than for changes made to the space by Subtenant. In the event Subtenant enters a direct lease for additional term, after the expiration of the Sublease, then Subtenant will be responsible for restoration of the Premises per the new Lease. To further clarify Subtenant will be responsible for any Alterations performed following the date that Landlord provides written consent to the Sublease.

23.Security Deposit.The Subtenant shall deposit with the Sublandlord, upon receipt of Landlord approval of this Sublease, the amount of $18,173.75 (the "Security Deposit") as security for the performance by the Subtenant of the provisions of this Sublease, representing One (1) month of last month’s Base Rental, and One (1) months of estimated Tenant’s Pro Rata Share of Building Operating Cost under the Lease as applicable to the Demised Premises. The Security Deposit shall be retained by the Sublandlord for the entire Term of this Sublease and barring default of the Subtenant, shall be returned to the Subtenant within thirty (30) days after the expiration of the Sublease when the keys to the Demised Premises are returned and the Demised Premises are left in "broom clean" condition, normal wear and tear excepted, and otherwise in such condition as required under the Lease, as it pertains to the Demised Premises.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement of Sublease as of the day and year first above written.

SUBLANDLORD:

HUAWEI TECHNOLOGIES USA INC.

By:	/s/ He Dabing

Name:	He Dabing

Title:	President

Date:	2/21/2020

SUBTENANT:

DASAN ZHONE SOLUTIONS, INC.

By:	/s/ Il Yung Kim

Name:	Il Yung Kim

Title:	C.E.O.

Date:	2/21/2020

EXHIBIT A

PREMISES

EXHIBIT B

FF&E

FF&E- Current Furniture Inventory

The below current furniture inventory is available under the terms of the Lese for Sublessee’s use. Sublessee agrees to notice Sublessor of the items contained herein that are to be removed prior to Commencement. Sublessee agrees to allow Sublessor 30 days from the date of formal notice for Sublessor to remove said items. Sublessee further agrees to inspect all furniture to remain and acknowledge said receipt in writing, to be attached to the lease as a supporting document.

In Space-7 Access control readers and access control panel (left for use by Sublessee but disconnected to Sublessors master system)

Lobby:

2 Egg Shaped White Chairs

1 white coffee table

5 tan leather couches

1 tan leather love seat

1 oval wood coffee table

1 rectangle wood coffee table

IDF Room:

1 server rack

Meeting Room 1(Known as TP Room):

12 tan leather rolling chairs

2-piece video conferencing meeting table with inset viewing

1 piece connected floor track

3 TV inset Video conferencing set up (Huawei branded video conferencing system to be removed)

20 black task chairs

Meeting Room 2 (Known as Mavericks)

15 White leather rolling chairs

1 3-piece wood meeting table

2 wood coffee tables

1 ceiling mounted projection screen (built in)

1 Rolling white board

Office Space (Known as Demo Room):

1 curved wall unit with 4 TV mounts and built in table

1 large S shaped freestanding wall (entry) with 2 TV mounts & shelf

1 curved freestanding wall with double sided mounted table/storage and 3 TV mounts

1 single side curved freestanding wall with 1 TV mount and built in table/ storage

1 oval rolling wood display unit